BY-LAWS OF

                               ECLIPSE CORPORATION

                  AMENDMENT 4 - RESTATEMENT OF JANUARY 15, 1997



     The By-laws of Eclipse Corporation are restated, amended and readopted as follows:



                               ARTICLE I - OFFICES

     Section 1. The principal office of the Corporation in the State of Colorado shall be located in the City of Colorado Springs, County of El Paso, State of Colorado. The Corporation may have such other offices either within or without the State of Colorado as the Board of Directors may designate or as the business of the Corporation may require from time to time.

     Section 2. The registered office of the Corporation shall be designated in the Articles of Incorporation or amendments thereof.


                            ARTICLE II - SHAREHOLDERS

Section 1 - Annual Meetings

     The annual meeting of the shareholders of the Corporation, unless otherwise prescribed by statue, shall be called by the President or by the Directors, and shall be called by the President at the request of the holders of not less than ten percent (10%) of all the outstanding shares of the Corporation entitled to vote at the meeting for the purpose of electing directors and for the transaction of such other business as may come before the meeting.

Section 2 - Special Meetings

     Special meetings of the shareholders for any purpose or purposes unless otherwise prescribed by statute may be called by the Board of Directors or by the President and shall be called by the President or Secretary at the written request of the holders of ten percent (10%) of the shares then outstanding and entitled to vote at the meeting.

Section 3 - Place of Meetings

     All meetings of shareholders shall be held at the principal office of the Corporation or at such other place as shall be designated in the notices or waivers of notice of such meetings.

Section 4 - Notice of Meetings

     Written notice stating the place, date, and hour of the meeting and in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less than ten
(10) nor more than fifty (50) days before the date of the meeting either personally or by mail by or at the direction of the President or the Secretary or the officer or other persons calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail addressed to the shareholder at his address as it appears in the stock transfer books of the Corporation with postage thereon prepaid unless said shareholder shall have previously filed with the Secretary of the Corporation a written request that notices intended for him be mailed to some other address, in which case, it shall be mailed to the address designated in such request. If three successive letters mailed to the last known address of any shareholder of record are returned as undeliverable, no further notices to such shareholder shall be necessary, until another address for shareholder is made known to the corporation.

Section 5 - Closing of Transfer Books or Fixing of Record Date

     For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or at any adjournment thereof, the shareholders entitled to receive payment of any dividends or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed in any case fifty (50) days. The stock transfer book shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders and such book shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer book, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders. Such date in any case shall be not more than fifty (50) days and in the case of a meeting of the shareholders, not less than ten (10) days prior to the date on which the particular event requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

Section 6 - Voting Record

     The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete record of the shareholders entitled to vote at each meeting of the shareholders, or any adjournment thereof, arranged in alphabetical order with the address of and number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

Section 7 - Quorum

     One-third of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than one-third of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Section 8 - Proxies

     At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by a shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of the substitution unless otherwise provided in the proxy.

Section 9 - Voting

     Except as otherwise provided by the Articles of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of the shareholders ,and except as otherwise provided by statute or by the Articles of Incorporation, any corporate actions shall be authorized by a majority of votes cast at a meeting of shareholders by the holder of the shares entitled to vote thereon.

Section 10 - No Cumulative Voting.

There shall be no cumulative voting of shares.

                        ARTICLE III - BOARD OF DIRECTORS

Section 1 - General Powers

     The business and affairs of the Corporation shall be managed by its Board of Directors.

Section 2 - Number, Tenure and Qualifications

     The number of the directors of the Corporation shall be five (5) unless and until otherwise determined by vote of a majority of the entire Board of Directors.

     Except as may otherwise be provided herein or in the Articles of Incorporation, the members of the Board of Directors of the Corporation, who need not be shareholders, shall be elected by a majority of the votes cast at a meeting of shareholders, by the holders of shares entitled to vote in the election.

     Each director shall hold office until the next annual meeting of the shareholders or until his successor shall have been elected and qualified.

Section 3 - Regular Meetings

     The regular meetings of the Board of Directors shall be held without other notice than this by-law immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place, either within or without the State of Colorado, for the holding of additional regular meetings without other notice than such resolution; provided, however, that in case of any regular meeting, notice of such action shall be given to each director who was absent within the time provided and in the manner set forth in Section 5 of this Article III with respect to special meetings, unless such notice shall be waived in the manner set forth in Section 4 of this Article III.

Section 4 Special Meetings

     Special meetings of the Board of Directors may be called by or at the request of the President or any two directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Colorado, as a place for holding any special meeting of the Board of Directors may fix any place, either within or without the State of Colorado, as a place for holding any special meeting of the Board of Directors called by them.

Section 5 - Notice

     Notice of any special meeting shall be given at least two (2) days previously thereto by written notice delivered personally or mailed to each director at his business address or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail so addressed with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting except where a director attends a meeting for the express purpose of objection to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 6 - Quorum

     The majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 7 - Manner of Acting

     The action of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, and at all meetings of the Board of Directors, each director present shall have one vote.

Section 8 - Action Without a Meeting

     The action required or permitted to be taken by the Board of Directors in a meeting may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors.

Section 9 - Vacancies

     Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

Section 10 - Compensation

     By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a stated salary as a director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 11 - Removal

     Any director may be removed, with or without cause, at anytime by the shareholders at a special meeting of the shareholders called for that purpose.

Section 12 - Presumption of Assent

     If a director is present at a meeting of the Board of Directors at which action or any corporate matter is taken he shall be presumed to have assented to the action taken unless the dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 13 - Chairman; Committees

     At a meeting of the Board of Directors, the Chairman of the Board, if any, and if present, shall preside. If there shall be no Chairman or he shall be absent, then the President shall preside, and in his absence, the Chairman chosen by the directors shall preside.

     The Board of Directors, by resolution adopted by a majority of the entire Board, may from time to time designate from among its members an executive committee and such other committees, and alternate members thereof, as they deem desirable, each consisting of three or more members, with such powers and authority (to the extent permitted by law) as may be provided in such resolution. Each such committee shall serve at the pleasure of the Board.

Section 14 - Contracts

     No contract or other transaction between this Corporation and any other corporation shall be impaired, affected, or invalidated, nor shall any director be liable in any way by reason of the fact that any one or more of the directors of this Corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, provided that such facts are disclosed or made known to the Board of Directors. Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this Corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board of Directors, and provided that the Board of Directors shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise applicable thereto).


                              ARTICLE IV - OFFICERS

Section 1 - Number

     The officers of the Corporation shall be a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary.

Section 2 - Election and Term of Office

     The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided.

Section 3 - Removal

     Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in and of itself create contract rights.

Section 4 - Vacancies

     A  vacancy  in  any  office   because  of  death,   resignation,   removal,
disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

Section 5 - President

     The President shall be principal, executive officer of the Corporation, and subject to the control of the Board of Directors, shall, in general, supervise and control all of the business affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors unless a Chairman of the Board has been elected. He may sign with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for the shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by the By-laws to some other officer or agent of the Corporation or shall be required by law to be otherwise signed and executed and, in general, shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Section 6 - Vice President

     In the absence of the President or in the event of his death, inability or refusal to act, the Vice President (or in the event there is more than one Vice President, the Vice President in the order designated at the time of their election, or in the absence of any designation, then in the order of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all of the powers of and be subject to all of the restrictions upon the President. Any Vice President may sign with the Secretary or any Assistant Secretary certificates for the shares of the Corporation and shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 7 - Secretary

     The Secretary shall: (a) keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be the custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, and execution of which on behalf of the Corporation under its seal is duly authorized;

     (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President or Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

Section 8 - Treasurer

     The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation (b) receive and give receipts for monies due and all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article V of these By-laws; and (c) in general, perform all of the duties incident to the office of Treasurer and perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors. If required by the Board of Directors to do so, the Treasurer shall give bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section 9 - Assistant Secretaries and Assistant Treasurers

     The Assistant Secretary, when authorized by the Board of Directors, may sign with the President or a Vice President certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Secretary and Assistant Treasurer shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as assigned to them by the Secretary or the Treasurer respectively or by the President or Board of Directors.

Section 10 - Salaries

     The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.



                          ARTICLE V - CONTRACTS, LOANS
                                  AND DEPOSITS

Section 1 - Contracts

     The Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2 - Loans

     No loan shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3 - Checks, Drafts, Etc.

     All checks, drafts, or other orders of the payment of money, notes, or other evidences of indebtedness issues in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4 - Deposits

     All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation at such banks, trust companies, or other depositories as the Board of Directors may select.


                       ARTICLE VI - CERTIFICATES OF SHARES
                               AND THEIR TRANSFER

Section 1 - Certificates for Shares

     Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman of the Board, the President, or a Vice President and by the Secretary or an Assistant Secretary and sealed with the Corporate seal or a facsimile thereof. The signatures of such officers upon the certificates may be facsimiles if the certificate is manually signed on behalf of a transfer agent or registrar other then the Corporation itself or one of its employees. Each certificate for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued with the number of shares and date of issue shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled. Except in the case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 2 - Transfer of Shares

     Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the older of record thereof or by his legal representative who shall furnish proper evidence of authority to transfer or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation and on surrender for cancellation to the certificate for such shares. The person whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be owner thereof for all purposes.


                            ARTICLE VII - FISCAL YEAR

     The fiscal year of the Corporation shall be fixed by the Board of Directors from time to time subject to applicable law.


                            ARTICLE VIII - DIVIDENDS

     The Board of Directors may from time to time declare and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and consistent resolution by the Board of Directors.


                           ARTICLE IX - CORPORATE SEAL

     The Corporate seal shall be in such form as shall be approved from time to time by the Board of Directors.


                          ARTICLE X - WAIVER OF NOTICE

     Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these By-laws or under the provisions of the Articles of Incorporation or under the provisions of the statues of the State of Colorado, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                             ARTICLE XI - AMENDMENTS

Section 1 - By Shareholders

     All By-laws of the Corporation shall be subject to alteration or repeal, and new By-laws may be made by a majority vote of the shareholders at any regular or special meeting.

Section 2 - By Directors

     The Board of Directors shall have power to make, adopt, alter, amend, and repeal from time to time the By-laws of the Corporation; provided however, that the shareholders entitled to vote with respect thereto as in this Article XI above provided may alter, amend, or repeal By-laws made by the Board of Directors, except that the Board of Directors shall have no power to change the quorum for meetings of shareholders or of the Board of Directors, or to change any provisions of the By-laws with respect to the removal of directors or the filing of vacancies in the Board resulting form the removal by the shareholders. If any By-laws regulating an impending election of directors are adopted, amended, or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors, the By-law so adopted, amended, or repealed, together with a concise statement of the changes made.


                             ARTICLE XII - INDEMNITY

     Any person made a party to any action, suit, or proceeding by reason of the fact that he as testator or intestate representative, is or was a director, officer, or employee of the Corporation or of any corporation in which he served as such at the request of the Corporation shall be indemnified by the Corporation against the reasonable expenses, including attorney fees, actual and necessary, incurred by him in connection with the defense of such action, suits, or proceedings, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding, or in connection with any appeal therein that such officer, director, or employee is liable for negligence or misconduct in the performance of his duties. Such indemnification shall be consistent with the provisions of the Articles of Incorporation of the Corporation.

     The amount of indemnity to which any officer or director may be entitled shall be fixed by the Board of Directors, except that in the case where there is no disinterested majority of the Board available, the amount shall be fixed by an arbitration pursuant to the then existing rules of the American Arbitration Association. The undersigned certifies that the foregoing By-laws have been adopted as the first By-laws of the Corporation in accordance with the requirements of the statutes of the State of Colorado.



     Dated this _____ day of ____________________, 19___.


                              _________________________________
                                          Secretary